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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-A/A

                                 AMENDMENT NO. 3

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                             ASPEN TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)

                 DELAWARE                               04-2739697
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(State of incorporation or organization)    (I.R.S. employer identification no.)

 TEN CANAL PARK, CAMBRIDGE, MASSACHUSETTS                02141
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(Address of principal executive offices)               (Zip code)

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
        If this form relates to the registration of a             If this form relates to the registration of a
        class of securities pursuant to Section 12(b) of          class of securities pursuant to Section 12(g)
        the Exchange Act and is effective pursuant to             of the Exchange Act and is effective pursuant
        General Instruction A.(c), please check the               to General Instruction A.(d), please check the
        following box. [ ]                                        following box. [X]
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Securities Act registration statement file number to which this form relates: ______________
             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                Name of Each Exchange on Which
is to be Registered                Each Class is to Registered
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None                               None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Rights to Purchase Series A Participating
                           Cumulative Preferred Stock
              -----------------------------------------------------
                                (Title of Class)

     The undersigned registrant hereby amends the following items, exhibits and portions of its registration statement on Form 8-A dated October 9, 1997 as set forth in the pages attached hereto.



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Item 1 of the Form 8-A dated October 9, 1997 (as amended to date, the "Form 8-A") filed by Aspen Technology, Inc. (the "Company") is hereby further amended to include the following:

     On February 6, 2002, the Company amended its Rights Agreement, dated March 12, 1998 and amended October 26, 2001, by entering into Amendment No. 2 to the Rights Agreement dated February 6, 2002 (the "Amendment"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

     Section 1 of the Rights Agreement has been amended as follows:

     1. to expand the definition of an "Acquiring Person" to include an "Exempt Person"; and

     2. to define an "Exempt Person" to mean those investors and their transferees who have purchased or acquired shares of Series B-1 Convertible Preferred Stock, Series B-2 Convertible Preferred Stock or any warrants issued in connection with the Company's private placement of such securities.

     A copy of the Amendment is attached hereto as Exhibit 4.5 and is incorporated herein by reference. The foregoing description of the changes to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended.

ITEM 2.  EXHIBITS

Item 2 of the Form 8-A is hereby amended by adding the following exhibit attached hereto:

EXHIBIT NO.    DESCRIPTION
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   4.5         Amendment No. 2, dated as of February 6, 2002, to the Rights
               Agreement dated as of March 12, 1998 between Aspen Technology,
               Inc. and American Stock Transfer and Trust Company, as Rights
               Agent.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 12, 2002             ASPEN TECHNOLOGY, INC.

                                      By: /s/ Lisa W. Zappala
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                                        Lisa W. Zappala
                                        Senior Vice President, Finance and Chief
                                        Financial Officer